SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2010

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10909	22-2343568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 17, 2010, RimAsia Capital Partners LP ("RimAsia"), the holder of 8,177,512 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") issued by NeoStem, Inc. (the “Company”), at its option, converted its 8,177,512 shares of Series C Preferred Stock into 9,086,124 shares of the Company's common stock at a conversion price of $0.90.

Following this conversion, there are no shares of Series C Preferred Stock outstanding and RimAsia will not be entitled to receive any dividends on such shares, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof; provided however that RimAsia will be entitled to receive a cash payment on January 1, 2011, which is the next dividend payment date, equal to any dividends accrued but unpaid through May 17, 2010.  Immediately following this conversion, the Company had 53,034,089 shares of common stock outstanding.

On May 20, 2010, the Company issued a press release regarding the conversion of the Series C Preferred Stock.  A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated May 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:  May 21, 2010